Exhibit 99.2

CERTIFICATE OF CONVERSION

TO A CORPORATION

OF

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Pursuant to Sections 103 and 265 of the

General Corporation law of the State of Delaware

April 29, 2019

1. The date on which the limited liability company was first formed was the 6th day of June, 2007.

2. The name of the limited liability company immediately prior to the filing of this Certificate of Conversion is Och-Ziff Capital Management Group LLC.

3. The name of the corporation into which the limited liability company shall be converted, as set forth in its Certificate of Incorporation, is Och-Ziff Capital Management Group Inc. (the “Corporation”).

4. The limited liability company is a limited liability company formed under the laws of the State of Delaware.

5. This Certificate of Conversion shall be effective at 12:01 a.m. Eastern Time on May 9, 2019.

[Signature page follows.]

IN WITNESS WHEREOF, the limited liability company has caused this Certificate of Conversion to be executed in its name as of the date first written above.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By:	/s/ Thomas M. Sipp
Name:	Thomas M.Sipp
Title:	Chief Financial Officer and Executive Managing Director